UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 26, 2012

____________________

Bering Exploration, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-50541 (Commission File Number)	88-0507007 (I.R.S. Employer Identification No.)
710 N. Post Oak Road, Suite 410 Houston, Texas (Address of Principal Executive Offices)	77024 (Zip Code)

N/A

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(Former name or former address, if changed since last report)

Registrant’s telephone number, including area code: (713) 780-0806

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a) Resignation of Directors.

On March 26, 2012, Mr. Kevan Casey resigned from his position as a director and secretary of Bering Exploration, Inc. (the “Company”).  His resignation was not the result of any disagreements with the Company on any matters relating to the Company’s operations, policies or practices.

(b) Resignation of Principal Executive Officer.

On March 26, 2012, Mr. J. Leonard Ivins resigned as the Company’s chief executive officer, and concurrently with his resignation, was appointed to serve as chairman of the Company’s Board of Directors. Mr. Ivins served as the Company’s chief executive officer from May 2007 to March 26, 2012, and has served as a director since May 2007.  He has also served as the chief executive officer for the Company’s wholly-owned subsidiary since December 2007.  From November 2000 until September 2006, Mr. Ivins served as a director of eLinear, Inc., an integrated technology solutions provider of security, IP Telephony and network and storage solutions infrastructure.  Mr. Ivins was also a member of the audit and compensation committees of eLinear.  In September 2006, eLinear filed for protection under Chapter 7 of the Bankruptcy Code.  Since 1995, he has been a private investor.  Previously, Mr. Ivins was a founder and co-owner of a privately held company that was an FDIC and RTC contractor.  From 1979 to 1981, Mr. Ivins was a turnaround and workout consultant to small, publicly held oil and gas companies. From 1970 to 1975, Mr. Ivins was president of The Woodlands Development Corporation and a director of Mitchell Energy and Development Corp. There are no arrangements or understandings between Mr. Ivins and any other person pursuant to which he was selected to serve as chairman of the Company’s Board of Directors.

(c) Appointment of Officers.

On March 26, 2012, Mr. Rick Huttner, 66, was appointed to serve as the Company’s chief executive officer. Mr. Huttner has served as the Company’s president since October 2011. Since 1994 Mr. Huttner has served as Chairman and president of Huttner and Company, a private consulting firm which offers business consulting services on a limited basis to entrepreneurial growth companies. Mr. Huttner works with business leaders to build effective communication systems within their organizations to maximize the success of the business, either through organic growth or acquisitions. From May 2011 until July 2011, Mr. Huttner served as a member of the Board of Directors of Intreorg Systems, Inc. (OTCBB:IORG). From August 2009 until October 2010, he was employed by Miresco Financial Services, a national liquidation company, where he was responsible for investing capital for some of the liquidations. Mr. Huttner was an officer and director of Stratum Holdings, Inc. (OTCBB: STTH), a company operating in the oil field services, construction staging and oil and gas operations in the Texas and Louisiana Gulf coast, from 2003 until 2008, serving various terms as president, secretary-treasurer and chief financial officer, and chief executive officer. From 2000 to 2002, he was a principal of Innovation Growth Partners, LLC, a private consulting firm which had acquired Huttner and Company during this period. He received a bachelor’s degree from New York University.

Also on March 26, 2012, Mr. Steven M. Plumb was appointed to serve as the Company’s corporate secretary. Steven M. Plumb, CPA, has served as the Company’s chief financial officer since December 2010 on a contract basis through Clear Financial Solutions, Inc., a consulting firm that provides interim CFO services to small companies. Mr. Plumb is the owner and has served as president of Clear Financial Solutions, Inc. since 2001. From January 2011 to June 2011 he served as a member of the board of directors and chair of the board of directors of Galaxy Media & Marketing Corp.  From September 2009 to March 2012, Mr. Plumb served as the chief financial officer of ADB International Group, Inc. (ADBI.PK). From June 2010 to March 2012, Mr. Plumb also served on the board of directors of ADBI.  From March 2008 to October 2009, Mr. Plumb served as the chief financial officer of Oncolin Therapeutics, Inc. (OCOL.OB) and Striker Oil & Gas, Inc. (SOIS.OB).  Mr. Plumb served as the chief financial officer of HoustonPharma, Inc. from September 2006 to July 2008.  Mr. Plumb served as the chief financial officer of Hyperdynamics Corp. (AMEX.HDY) November 2005 to June 2008 and as the Chief Financial Officer of ADVENTRX Pharmaceuticals, Inc. (AMEX:ANX) from January 2003 to December 2004.   Mr. Plumb has a Bachelor of Business Administration degree from the University of Texas at Austin, Austin, Texas.

There are no arrangements or understandings between Mr. Huttner, Mr. Plumb, and any other person pursuant to which Mr. Huttner and Mr. Plumb were appointed to serve in their respective capacities as the Company’s chief executive officer and corporate secretary. There have been no transactions since the beginning of the Company’s last fiscal year, nor are any currently proposed, regarding Mr. Huttner or Mr. Plumb that are required to be disclosed by Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERING EXPLORATION, INC.

By:	/s/ Steven M. Plumb
Steven M. Plumb, Chief Financial Officer

DATE: March 27, 2012